UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 22, 2014

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cubic Corporation (“Cubic”), and pursuant to the amended and restated bylaws of Cubic, the Board appointed Steven J. Norris to fill a newly created seat on the Board, effective immediately, with an initial term expiring at the 2015 annual meeting  of Cubic’s shareholders.  Mr. Norris has also been appointed to the Nominating and Corporate Governance Committee of the Board.

Mr. Norris is currently Chairman of Soho Estates, BMNP Paribas Real Estate UK and Virtus Data Centres Ltd.  He became a member of  the British Parliament in 1983 and remained in government service until 1997, serving as Parliamentary Under Secretary of State for Transport and Minister for Transport.

Mr. Norris will receive an initial award of restricted stock units with a market value of $56,250, effective two business days following the filing of Cubic’s Form 10-K/A for fiscal 2013 or Form 10-Q for the second quarter of fiscal 2014, whichever is later.  The award will be granted pursuant to Cubic’s standard form of Non-Employee Director Restricted Stock Unit Award Grant Notice and Award Agreement under Cubic’s 2005 Equity Incentive Plan, and will vest in two parts, the first on October 1, 2014 for one-third of the award, and the second on October 1, 2015 for the remaining two-thirds of the award. Mr. Norris will receive an annual retainer of $30,000 for his service on the Board, fees of $2,000 for attendance at each meeting of the Board and fees of $1,000 for attendance at each meeting of a Committee on which he serves, consistent with Cubic’s other non-employee directors.  There are no other arrangements or understandings between Mr. Norris and any other person pursuant to which he was selected to serve on the Board.  There are no transactions in which Cubic is a party and in which Mr. Norris has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no related person transactions (within the meaning of Item 404(a) of SEC Regulation S-K) in which Cubic is a party and in which Mr. Norris has a material interest.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of April 22, 2014, the Board adopted amended and restated bylaws.  Article III, Section 9(h) of the amended and restated bylaws was amended to remove the requirement that a director be a U.S. citizen.

The foregoing description of Cubic’s amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated bylaws, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Cubic Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2014	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary